                                                                    Exhibit 99.3

SWMX
SOFTWAVE MEDIA EXCHANGE

Contact: Jody Burfening                                    FOR IMMEDIATE RELEASE
         Lippert/Heilshorn & Associates
         212-838-3777
         jburfening@lhai.com

             SWMX REPORTS FOURTH QUARTER AND FULL YEAR 2006 RESULTS

                  COMPANY COMPLETES $9 MILLION CREDIT FACILITY

 INCREASING MARKETPLACE ADOPTION FUELS Q4'06 TRANSACTION VOLUME OF $7.0 MILLION
           UP 52% VERSUS Q3'06 BRINGING 2006 TOTAL TO $15.5 MILLION

IRVINGTON,  N.Y.  - March 27,  2007 - SWMX,  Inc.  (OTCBB:  SWMX.OB),  a leading electronic  advertising  marketplace for radio and  television,  today announced results for the fourth quarter and full year ended December 31, 2006.

FOURTH QUARTER HIGHLIGHTS

   O  Transaction  volume,  representing  gross billings,  increased 52% to $7.0 million from $4.6 million in Q3'06

   O  Revenue increased 58% to $1.0 million from $633,000 in Q3'06

   O  Flighted campaigns represented 86% of total transaction volume

   O  Expanded national daily radio audience to over 12 Million listeners in Q4, up from 9 Million in Q3, representing over 40% of the total U.S. broadcast radio market*

   O  Began beta testing SWMX  Television 2.0 which,  in addition to serving the local spot cable market, delivers enhanced functionality and access to the local broadcast television marketplace

YEAR HIGHLIGHTS

   O  Transaction  volume increased to $15.5 million from less than $1.0 million during the partial year 2005

   O  Revenues  increased to $2.5 million from $190,000  during the partial year
      2005

   O  Added 1,400 radio  stations to the SWMX  marketplace,  ended the year with approximately 1,600, currently over 1,800,  representing all of the top 15 radio broadcast groups and 40 of the top 50 radio stations

   O  Flighted campaigns  represented 78% of total transaction volume,  compared to 100% remnant in 2005

   O  Ended the year with more than 200  advertisers  including  43  advertising agencies,  up from 23  advertisers  at the  beginning  of the  year and no advertising agencies

   O  Added  television  to the  marketplace,  initially  serving the local spot cable  marketplace and recently expanded to serve the U.S. local broadcast television universe

"In 2006,  our first  full year as a company,  we made  tremendous  progress  in establishing our position as the leading  electronic  marketplace for buying and selling advertising time in both radio and television," said Josh Wexler, CEO of
SWMX. "As evidenced by our Q4'06  results,  in which we nearly matched the total transaction  volume of the previous three  quarters,  we are driving  increasing
awareness  of  the  exchange's   capabilities  and  escalating   adoption  among
advertisers, agencies and media owners."

                                    - more -

                                                    SWMX Q4'06 Earnings / Page 2

"We have expanded operations, growing from 10 employees in January 2006 to 49 at year  end,  and  significantly  broadened  the  scope  and  quality  of the SWMX marketplace  during that time.  Currently,  SoftWave  remains the first and only electronic ad marketplace to offer transparent  supply and demand driven pricing in both radio and television, integrated capabilities facilitating the placement of premium - or flighted - campaigns,  and  interface  functionality  supporting political  advertising.  We have also recently begun testing the beta version of
SWMX  Television 2.0, which delivers a  significantly  enhanced  feature set and access to the local broadcast television marketplace. Finally, in closing a $9.0 million  credit  facility,  we now have the  resources  required to  effectively execute on our near-term growth initiatives."

Mr. Wexler continued,  "Looking ahead, our goals in 2007 are to continue fueling increased  awareness and adoption of the SWMX marketplace,  accelerate  exchange transaction volume and revenue,  and continue enhancing the scope and quality of the marketplace to defend our  acknowledged  leadership  position and extend our competitive advantage."

Since SWMX, Inc. began operations on August 23, 2005, no comparable period prior to fiscal year 2006 exists;  therefore,  analysis of the  company's  results for fiscal year 2006 in comparison with fiscal year 2005 is not meaningful. Although comparable  data  exists for the fourth  quarter of fiscal  years 2006 and 2005, because SWMX is an early stage company analysis between these periods is also of limited analytical value.

Net revenue for the fourth quarter grew by 58% to $1.0 million  compared to $0.6 million in the third  quarter.  The  increase  in revenue was due  primarily  to expansion of our advertiser  base and broadcaster  adoption of our  marketplace.
The Company posted an operating loss for the quarter of $2.5 million compared to a loss of $2.8 million in the third quarter. The net loss for the fourth quarter was $2.5 million, or $(0.01) per share, compared to $2.8 million, or $(0.01) per share for the third quarter.

For the year ended December 31, 2006, SWMX reported net revenue of $2.5 million, an operating loss of $8.7 million and a net loss of $9.0 million, or $(0.04) per share.

DEBT FINANCING
On March 23, 2007 SWMX entered into a $9 million credit  facility from BlueCrest
Capital Finance,  L.P. consisting of a $6 million revolving line of credit and a
$3 million  term  loan.  The  revolving  line of credit has a term of two years, provides for borrowings based on an advance rate of 80% of eligible  receivables and bears  interest  at the Prime  Rate plus  1.65%.  The term loan  carries  an interest  rate of  10.84%  and is  payable  according  to a  repayment  schedule consisting of monthly payments of principal and interest over forty (40) months.
In  connection  with this  credit  facility  SWMX  issued a warrant to  purchase
850,340 shares of common stock at $.88 per share (the average  trading price for the five days prior to closing) to BlueCrest Capital Finance, L.P.

CONFERENCE CALL
The company will host an earnings  conference call today at 11:00 a.m.  Eastern.
During the call, Josh Wexler,  Chief  Executive  Officer,  Bill Figenshu,  Chief
Operating  Officer,  and Jim Caci,  Chief  Financial  Officer,  will discuss the
Company's quarterly  performance and financial results. The telephone number for the  conference  call is  866-844-3003.  A live webcast of the call will also be available on the company's website, www.swmx.com.

The webcast will be archived on the site,  and investors  will be able to access an encore recording of the conference call for one week by calling 800-642-1687, conference ID #3275651.  The encore  recording will be available two hours after the conference call has concluded.

                                    - more -

                                                    SWMX Q4'06 Earnings / Page 3

ABOUT SWMX
Founded in 2005,  SWMX,  Inc. and its wholly owned  subsidiary,  SoftWave  Media
Exchange  (www.swmx.com),  provide an efficient,  dynamic and  transparent  open marketplace for the purchase,  sale,  management and distribution of advertising media time.  The SWMX  Marketplace  currently  includes SWMX  Radio(TM) and SWMX
Television(TM).  SWMX  Radio(TM)  (www.swmxradio.com)  serves  a broad  range of advertisers,  agencies and Fortune 500  companies.  It also serves leading radio stations across the U.S.  representing all of the top 15 broadcast groups, 50 of the top 50 U.S. markets, 40 of the top 50 stations and a national daily audience of over 12 million  listeners,  or 40% of the total U.S. broadcast radio market,
according   to   Arbitron*.   Launched   in  June  2006,   SWMX   Television(TM)
(www.swmxtv.com)  serves  the local spot cable  market,  delivering  access to a daily cable audience of millions of viewers representing all major networks. The
Company  has  also  begun  beta  testing  version  2.0 of  SWMX  Television(TM), including enhanced  functionality and expanded capabilities to support the local broadcast market. For additional information, please visit www.swmx.com.
(SWMX-E)

*ARBITRON  FALL  BOOK,  2006 - ALL  NUMBERS  BASED  ON  ADULTS  18+  RATINGS  FOR
MONDAY-SUNDAY 6 AM - 12 AM

FORWARD-LOOKING STATEMENTS
CERTAIN STATEMENTS IN THIS PRESS RELEASE ARE "FORWARD-LOOKING STATEMENTS" WITHIN
THE MEANING OF THE PRIVATE SECURITIES  LITIGATION REFORM ACT OF 1995 AND INVOLVE
KNOWN AND  UNKNOWN  RISK,  UNCERTAINTIES  AND OTHER  FACTORS  THAT MAY CAUSE THE
COMPANY'S ACTUAL PERFORMANCE OR ACHIEVEMENTS TO BE MATERIALLY DIFFERENT FROM THE
RESULTS, PERFORMANCE OR ACHIEVEMENTS EXPRESSED OR IMPLIED BY THE FORWARD-LOOKING
STATEMENT.  IMPORTANT  ASSUMPTIONS AND OTHER IMPORTANT  FACTORS THAT COULD CAUSE
ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE IN THE FORWARD-LOOKING STATEMENTS
ARE  SPECIFIED  IN THE  COMPANY'S  FILINGS  WITH  THE  SECURITIES  AND  EXCHANGE
COMMISSION.

                              - Tables to Follow -

                                   SWMX, INC.
               CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

                                                      Period from
                                                       inception      Three Months    Three Months    Three Months
                                       Year ended    (8/23/2005) to      Ended           Ended           Ended
                                       12/31/2006      12/31/2005      12/31/2006      12/31/2005       9/30/2006
                                      -----------------------------------------------------------------------------

Net revenues                          $  2,545,943    $    190,453    $    999,884    $    125,909    $    632,579

Costs and expenses:
Cost of revenues                         1,290,911         214,184         505,780         214,184         336,850
Selling, general and administrative      9,981,612       3,167,283       3,008,076       3,138,328       3,117,341
                                      ------------    ------------    ------------    ------------    ------------

  Total costs and expenses              11,272,523       3,381,467       3,513,856       3,352,512       3,454,191
                                      ------------    ------------    ------------    ------------    ------------

Operating loss
                                        (8,726,580)     (3,191,014)     (2,513,972)     (3,226,603)     (2,821,612)
Interest expense (income), net             229,722          18,572          (6,090)         18,572           1,434
                                      ------------    ------------    ------------    ------------    ------------
Net Loss                              $ (8,956,302)   $ (3,209,586)   $ (2,507,882)   $ (3,245,175)   $ (2,823,046)
                                      ============    ============    ============    ============    ============

Net loss per common share             $      (0.04)   $      (0.02)   $      (0.01)   $      (0.02)   $      (0.01)
                                      ============    ============    ============    ============    ============

Depreciation & amortization           $    560,731    $    131,889    $    181,918    $     98,917    $    156,017

Stock based compensation              $    922,000            --      $    280,000            --      $    306,000

                                   SWMX, INC.
                    SELECTED CONSOLIDATED BALANCE SHEET DATA

                                                          Period
                                                           from
                                                         inception
                                                        (8/23/2005)
                                          Year ended        to
                                          12/31/2006    12/31/2005
                                         ---------------------------
Cash and cash equivalents                $ 2,619,713    $    79,820
Current assets                           $ 6,243,072    $   386,082
Working capital/(deficit)                $  (462,618)   $(4,264,697)
Total assets                             $ 9,547,714    $ 1,441,193
Current Liabilities                      $ 6,705,690    $ 4,650,779
L/T debt and capital lease obligations   $   630,700           --
Total stockholders' equity (deficit)     $ 2,211,324    $(3,209,586)